EXHIBIT 10.8



                               ROGERS CORPORATION
                      1998 STOCK INCENTIVE PLAN, AS AMENDED

                                Eighth Amendment

     Pursuant to the powers and procedures for amendment of the Rogers Corporation 1998 Stock Incentive Plan, as amended (the "1998 Plan"), described in Section 9 of the 1998 Plan, the Board of Directors of Rogers Corporation (the "Company") hereby further amends the 1998 Plan as follows:

1. Effective upon and subject to the shareholders of the Company approving the Rogers Corporation 2005 Equity Compensation Plan at the Company's annual shareholders' meeting on April 28, 2005, (a) the definition of "Retainer Payment Date" in Section 1 is amended by providing that there shall be no Retainer Payment Dates after April 28, 2005, (b) Section 5(b) is amended by providing that there shall be no automatic grants of Options to Non-Employee Directors under Section 5(b) after April 28, 2005, and (c) Section 6(a) is amended by providing that there shall be no additional grants of shares of Stock to Non-Employee Directors under Sections 6(a)(i) and 6(a)(ii) after April 28, 2005.

2. Except as so amended, the 1998 Plan in all other respects is hereby confirmed.

     IN WITNESS WHEREOF, the Board of Directors has caused this Eighth Amendment to the 1998 Plan to be duly executed on this 29th day of April, 2005.



                                   ROGERS CORPORATION



                                   By:  /s/ Robert M. Soffer
                                        ---------------------------------------
                                        Robert M. Soffer
                                        Vice President, Treasurer and Secretary